SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 12, 2003

STERIS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Ohio	1-14643	34-1482024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Heisley Road, Mentor, Ohio		44060-1834
(Address of Principal Executive Offices)		(Zip Code)

Registrants’ telephone number, including area code: (440) 354-2600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.	Other Events.

On November 12, 2003, STERIS Corporation (the “Company”) announced that it intends to offer $50 million of senior notes to certain institutional investors in an offering exempt from the registration requirements of the Securities Act of 1933. The Company is filing this Current Report on Form 8-K pursuant to Rule 135c of the Securities Act.

The Company intends to offer $50 million of senior notes to certain institutional investors in an offering exempt from the registration requirements of the Securities Act of 1933. If the offering is completed, the Company intends to use the proceeds from the offering to repay a portion of its existing credit facility in order to enable the Company to continue to invest in technology and for possible acquisitions.

The senior notes to be offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This statement shall not constitute an offer to sell or a solicitation of an offer to buy such notes and is issued pursuant to Rule 135c under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERIS Corporation

By:	/S/ LAURIE BRLAS
Name: Laurie Brlas
Title: Senior Vice President and Chief Financial Officer

Date: November 12, 2003

3